Exhibit 99.1

LAZARD LTD REPORTS

THIRD-QUARTER AND NINE-MONTH 2017 RESULTS

Record third-quarter and first nine-month operating revenue	Financial Advisory: record first nine-month operating revenue of $1.05 billion	Asset Management: record quarterly operating revenue; record AUM of $238 billion

NEW YORK, October 26, 2017 – Lazard Ltd (NYSE: LAZ) today reported record third-quarter operating revenue1 of $627 million for the quarter ended September 30, 2017. Net income, as adjusted1 and excluding pre-tax charges2, was $112 million, or $0.85 per share (diluted) for the quarter. Third-quarter 2017 net income on a U.S. GAAP basis was $109 million, or $0.82 per share (diluted).

For the first nine months of 2017, net income, as adjusted1,2, was $352 million, or $2.66 per share (diluted). On a U.S. GAAP basis, net income for the first nine months was $337 million, or $2.55 per share (diluted).

“Record operating revenue for the third quarter and year to date reflects the strength of our franchise, the quality of work for our clients, and the investments we continue to make in the business,” said Kenneth M. Jacobs, Chairman and Chief Executive Officer of Lazard. “We are building on a strong and stable foundation, with a solid track record of performance through cycles, and we are in an excellent position to capitalize on growth opportunities.”

($ in millions, except per share data and AUM)	Quarter Ended Sept. 30,			Nine Months Ended Sept. 30,
	2017	2016	%’17-’16	2017	2016	%’17-’16
Net Income
US GAAP	$109	$113	(3)%	$337	$260	30%
Per share, diluted	$0.82	$0.85	(4)%	$2.55	$1.96	30%
Adjusted[1,2]	$112	$113	0%	$352	$260	36%
Per share, diluted	$0.85	$0.85	0%	$2.66	$1.96	36%
Operating Revenue[1]
Total operating revenue	$627	$611	3%	$1,972	$1,659	19%
Financial Advisory	$306	$343	(11)%	$1,053	$896	17%
Asset Management	$315	$265	19%	$901	$755	19%
AUM ($ in billions)
Period End	$238	$205	16%
Average	$234	$201	16%	$221	$193	14%

Media Contact:	Judi Frost Mackey	+1 212 632 1428	judi.mackey@lazard.com
Investor Contact:	Armand Sadoughi	+1 212 632 6358	armand.sadoughi@lazard.com

Note: Endnotes are on page 7 of this release. A reconciliation of adjusted GAAP to U.S. GAAP is on page 18.

OPERATING REVENUE

Operating revenue1 was $627 million for the third quarter of 2017, and $1,972 million for the first nine months of 2017, both record levels, up 3% and 19%, respectively, from the 2016 periods.

Financial Advisory

In the text portion of this press release, we present our Financial Advisory results as 1) Strategic Advisory (M&A Advisory, Capital Advisory, Sovereign Advisory, Shareholder Advisory, Capital Raising, and other advisory work for clients), and 2) Restructuring.

Third Quarter

Financial Advisory operating revenue was $306 million for the third quarter of 2017, 11% lower than the third quarter of 2016.

Strategic Advisory operating revenue was $253 million for the third quarter of 2017, 13% lower than the third quarter of 2016.

During the third quarter of 2017, Lazard was engaged in highly visible, complex M&A transactions and other advisory assignments, including cross-border transactions, spin-offs and distressed asset sales, as well as sovereign, capital and shareholder advisory in the Americas, Europe, Australia, Africa and Asia.

Among the major M&A transactions that were completed during the third quarter of 2017 were the following (clients are in italics): Dow Chemical’s $130 billion merger of equals with DuPont; Reynolds American on the $49 billion acquisition by BAT of the remaining 57.8% of Reynolds; LVMH Moët Hennessy Louis Vuitton’s €6.5 billion acquisition of Christian Dior Couture; HgCapital, GIC, Montagu and ICG, led by HgCapital, on the buyout of Visma, valuing it at $5.3 billion; and Elis’ €2.5 billion acquisition of Berendsen.

Transactions on which we continued to advise during or since the third quarter include: Sempra Energy’s acquisition of an 80% ownership interest in Oncor, valuing Oncor at $18.8 billion; Calpine’s $17.1 billion sale to a consortium led by Energy Capital Partners; Gilead’s $11.9 billion acquisition of Kite Pharma; Safran’s €8.7 billion acquisition of Zodiac Aerospace; and Paysafe’s £3.0 billion recommended sale to a consortium of funds managed or advised by Blackstone and CVC.

Our Sovereign and Capital Advisory services remained active globally, advising governments and corporations on balance sheet matters, financing strategy and capital raising.

Restructuring operating revenue was $53 million for the third quarter of 2017, 3% higher than the third quarter of 2016. During or since the third quarter of 2017 we have been engaged in a broad range of highly visible and complex restructuring and debt advisory assignments, including publicly announced roles for: CGG, Gymboree, J.Crew, Nine West, Takata, and Toys “R” Us. Lazard was the global leader in completed restructurings for the first nine months of 2017. (Source: Thomson Reuters)

Please see M&A transactions on which Lazard advised in the third quarter, or continued to advise or completed since September 30, 2017, as well as Capital Advisory, Sovereign Advisory and Restructuring assignments, on pages 8—11 of this release.

First Nine Months

Financial Advisory operating revenue was a record $1,053 million for the first nine months of 2017, 17% higher than the first nine months of 2016.

Strategic Advisory operating revenue was $824 million for the first nine months of 2017, 13% higher than the first nine months of 2016.

Restructuring operating revenue was $229 million for the first nine months of 2017, 38% higher than the first nine months of 2016.

Asset Management

In the text portion of this press release, we present our Asset Management results as 1) Management fees and other revenue, and 2) Incentive fees.

Third Quarter

Asset Management operating revenue was a quarterly record of $315 million for the third quarter of 2017, 19% higher than the third quarter of 2016.

Management fees and other revenue was a quarterly record of $312 million for the third quarter of 2017, 18% higher than the third quarter of 2016, and 8% higher than the second quarter of 2017. Average assets under management (AUM) for the third quarter of 2017 were a record $234 billion, 16% higher than the third quarter of 2016, and 5% higher than the second quarter of 2017.

AUM as of September 30, 2017, was a record $238 billion, up 16% from September 30, 2016, and up 6% from June 30, 2017. The sequential increase was primarily driven by market appreciation, foreign exchange movement and net inflows of $15 million.

Incentive fees were $3 million for the third quarter of 2017, compared to $1 million for the third quarter of 2016.

First Nine Months

Asset Management operating revenue was a record $901 million for the first nine months of 2017, 19% higher than the first nine months of 2016.

Management fees and other revenue was a record $874 million for the first nine months of 2017, 16% higher than the first nine months of 2016, primarily reflecting changes in average AUM. Average AUM for the first nine months of 2017 was a record $221 billion, 14% higher than the first nine months of 2016. Net inflows were $3 billion for the first nine months of 2017.

Incentive fees were $27 million for the first nine months of 2017, compared to $4 million for the first nine months of 2016.

OPERATING EXPENSES

Compensation and Benefits

In managing compensation and benefits expense, we focus on annual awarded compensation (cash compensation and benefits plus deferred incentive compensation with respect to the applicable year, net of estimated future forfeitures and excluding charges). We believe annual awarded compensation reflects the actual annual compensation cost more accurately than the GAAP measure of compensation cost, which includes applicable-year cash compensation and the amortization of deferred incentive compensation principally attributable to previous years’ deferred compensation. We believe that by managing our business using awarded compensation with a consistent deferral policy, we can better manage our compensation costs, increase our flexibility in the future and build shareholder value over time.

For the third quarter of 2017, we accrued adjusted compensation and benefits expense1 at an adjusted compensation1 ratio of 56.5%. This resulted in $354 million of adjusted compensation and benefits expense, compared to $345 million for the third quarter of 2016. The increase reflected higher operating revenue.

For the first nine months of 2017, adjusted compensation and benefits expense was $1,114 million, compared to $949 million for the first nine months of 2016, also reflecting higher operating revenue.

We manage our compensation and benefits expense based on awarded compensation with a consistent deferral policy. Assuming that the performance of both of our businesses, our hiring levels, and the compensation environment are similar to 2016, we expect our 2017 awarded compensation ratio1 to be in line with the 2016 awarded compensation ratio.

We take a disciplined approach to compensation, and our goal is to maintain a compensation-to-operating revenue ratio over the cycle in the mid- to high-50s percentage range on both an awarded and adjusted basis, with consistent deferral policies.

Non-Compensation Expense

For the third quarter of 2017, adjusted non-compensation expense1 was $111 million, 5% higher than the third quarter of 2016. The ratio of adjusted non-compensation expense to operating revenue1 for the third quarter of 2017 was 17.6%, compared to 17.2% for the third quarter of 2016.

For the first nine months of 2017, adjusted non-compensation expense was $334 million, 5% higher than the first nine months of 2016. The ratio of adjusted non-compensation expense to operating revenue for the first nine months of 2017 was 16.9%, compared to 19.2% for the first nine months of 2016.

Our goal remains to achieve an adjusted non-compensation expense-to-operating revenue ratio over the cycle of 16% to 20%.

TAXES

The provision for taxes, on an adjusted basis1,2, was $37 million for the third quarter of 2017 and $131 million for the first nine months of 2017. The effective tax rate on the same basis was 24.6% for the third quarter and 27.2% for the first nine months of 2017, compared to 24.4% and 27.0% for the respective 2016 periods.

CAPITAL MANAGEMENT AND BALANCE SHEET

Our primary capital management goals include managing debt and returning capital to shareholders through dividends and share repurchases.

For the third quarter of 2017, Lazard returned $119 million to shareholders, which included: $50 million in dividends; $68 million in share repurchases of our Class A common stock; and $1 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.

For the first nine months of 2017, Lazard returned $612 million to shareholders, which included: $292 million in dividends; $253 million in share repurchases of our Class A common stock; and $67 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.

Year to date, we have repurchased 6.0 million shares at an average price of $43.31 per share. In line with our objectives, these repurchases have more than offset the potential dilution from our 2016 year-end equity-based compensation awards (net of estimated forfeitures and tax withholding to be paid in cash in lieu of share issuances), which were granted at an average price of $43.42 per share.

On October 25, 2017, our Board of Directors authorized additional share repurchases of up to $200 million, which expires on December 31, 2019, bringing our total outstanding share repurchase authorization to $295 million.

On October 25, 2017, Lazard declared a quarterly dividend of $0.41 per share on its outstanding common stock. The dividend is payable on November 17, 2017, to stockholders of record on November 6, 2017.

Lazard’s financial position remains strong. As of September 30, 2017, our cash and cash equivalents were $1,254 million, and stockholders’ equity related to Lazard’s interests was $1,308 million.

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CONFERENCE CALL

Lazard will host a conference call at 8:00 a.m. EDT on October 26, 2017, to discuss the company’s financial results for the third quarter and first nine months of 2017. The conference call can be accessed via a live audio webcast available through Lazard’s Investor Relations website at www.lazard.com, or by dialing 1 (800) 239-9838 (U.S. and Canada) or +1 (323) 794-2551 (outside of the U.S. and Canada), 15 minutes prior to the start of the call.

A replay of the conference call will be available by 10:00 a.m. EDT on October 26, 2017, via the Lazard Investor Relations website, or by dialing 1 (888) 203-1112 (U.S. and Canada) or +1 (719) 457-0820 (outside of the U.S. and Canada). The replay access code is 6002950.

ABOUT LAZARD

Lazard, one of the world’s preeminent financial advisory and asset management firms, operates from 43 cities across 27 countries in North America, Europe, Asia, Australia, Central and South America. With origins dating to 1848, the firm provides advice on mergers and acquisitions, strategic matters, restructuring and capital structure, capital raising and corporate finance, as well as asset management services to corporations, partnerships, institutions, governments and individuals. For more information on Lazard, please visit www.lazard.com. Follow Lazard at @Lazard.

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Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “could”, “would”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “target,” “goal”, or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies, business plans and initiatives and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.

These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also discussed from time to time in our reports on Forms 10-Q and 8-K, including the following:

•	A decline in general economic conditions or the global or regional financial markets;
•	A decline in our revenues, for example due to a decline in overall mergers and acquisitions (M&A) activity, our share of the M&A market or our assets under management (AUM);
•	Losses caused by financial or other problems experienced by third parties;
•	Losses due to unidentified or unanticipated risks;
•	A lack of liquidity, i.e., ready access to funds, for use in our businesses; and
•	Competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations and we do not intend to do so.

Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites, Lazard’s Twitter account (twitter.com/Lazard) and other social media sites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various mutual funds, hedge funds and other investment products managed by Lazard Asset Management LLC and Lazard Frères Gestion SAS. Investors can link to Lazard and its operating company websites through www.lazard.com.

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ENDNOTES

[1]	A non-U.S. GAAP measure. See attached financial schedules and related notes for a detailed explanation of adjustments to corresponding U.S. GAAP results. We believe that presenting our results on an adjusted basis, in addition to U.S. GAAP results, is the most meaningful and useful way to compare our operating results across periods.

[2]	Third-quarter and first nine-month results for 2017 were affected primarily by the following charges:

•	Third-quarter and first nine-month 2017 adjusted results exclude pre-tax charges of (i) $6.5 million and $15.4 million, respectively, of costs associated with the implementation of a new Enterprise Resource Planning (ERP) system, and (ii) $1.4 million and $4.6 million, respectively, of office space reorganization costs primarily relating to incremental rent expense and lease abandonment costs. On a U.S. GAAP basis, these items collectively resulted in a net charge of $3.8 million, or $0.03 (diluted) per share, in the third quarter and a net charge of $12.8 million, or $0.10 (diluted) per share, for the first nine months of 2017.

•	First nine-month 2017 adjusted results also exclude post-tax charges of $2.4 million of acquisition-related items, primarily reflecting changes in fair value of contingent consideration associated with certain business acquisitions. On a U.S. GAAP basis, this resulted in a charge of $0.02 (diluted) per share in the first nine months of 2017.

LAZ-EPE

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FINANCIAL ADVISORY ASSIGNMENTS

Mergers and Acquisitions (Completed in the third quarter of 2017)

Among the large, publicly announced M&A Advisory transactions or assignments completed during the third quarter of 2017 on which Lazard advised were the following:

•	Dow Chemical’s $130 billion merger of equals with DuPont

•	Reynolds American on the $49 billion acquisition by BAT of the remaining 57.8% of Reynolds

•	LVMH Moët Hennessy Louis Vuitton’s €6.5 billion acquisition of Christian Dior Couture

•	HgCapital, GIC, Montagu and ICG, led by HgCapital, on the buyout of Visma, valuing it at $5.3 billion

•	Elis’ €2.5 billion acquisition of Berendsen

•	Lexmark’s $1.35 billion sale of its Enterprise Software business to Thoma Bravo

•	Milestone AV Technologies’ $1.2 billion sale to Legrand

•	L’Oréal’s €1.0 billion sale of The Body Shop to Natura Cosméticos

•	Astorg’s €880 million sale of Kerneos to Imerys

•	Danone’s $875 million sale of Stonyfield to Lactalis

•	Baxter’s $625 million acquisition of Claris Injectables

•	Intermediate Capital Group and Sagesse Retraite Santé on the acquisition of DomusVi

•	Sparta Systems in Thoma Bravo’s sale of a majority stake in the company to New Mountain Capital

•	Alpha Group’s sale of a significant stake in Caffitaly to CNP

•	F2i’s purchase of a wind portfolio from Veronagest

•	Liberty Steel Limited on the acquisition of Arrium Australia

•	PDI’s strategic partnership with Genstar Capital

Mergers and Acquisitions (Announced)

Among the ongoing, large, publicly announced M&A transactions and assignments on which Lazard advised during or since the 2017 third quarter, or completed since September 30, 2017, are the following:

•	Level 3 Communications on its $34 billion sale to CenturyLink

•	Sempra Energy’s acquisition of an 80% ownership interest in Oncor, valuing Oncor at $18.8 billion

•	Calpine’s $17.1 billion sale to a consortium led by Energy Capital Partners

•	Great Plains Energy’s $14 billion merger of equals with Westar Energy

•	Gilead’s $11.9 billion acquisition of Kite Pharma*

•	Safran’s €8.7 billion acquisition of Zodiac Aerospace

•	WGL Holdings’ $6.4 billion sale to AltaGas

•	AVEVA’s $4.6 billion combination with Schneider Electric’s industrial software business

•	Paysafe’s £3.0 billion recommended sale to a consortium of funds managed or advised by Blackstone and CVC

•	Express Scripts’ $3.6 billion acquisition of eviCore healthcare

•	Anheuser-Busch InBev’s $3.2 billion transition of its 54.5% stake in Coca-Cola Beverages Africa to The Coca-Cola Company*

•	Genworth Financial’s $2.7 billion sale to China Oceanwide

•	Special Committee of the Board of Directors of General Communication, Inc. (“GCI”) in the $2.7 billion sale of GCI to Liberty Interactive

•	Blackstone and Alliance Industries Group on the $2.0 billion sale of Alliance Automotive Group to Genuine Parts

•	BASF’s €1.6 billion acquisition of Solvay’s global polyamide business

•	Blackstone in CF Corporation’s $1.8 billion consortium acquisition of Fidelity & Guaranty Life

•	Google’s $1.1 billion cooperation agreement with HTC

•	Special Committee of the Board of Phillips Edison Grocery Center REIT I in the company’s $1.0 billion acquisition of real estate assets and the third party asset management business from Phillips Edison Limited Partnership*

•	VEON on the $940 million sale of its tower business in Pakistan

•	Landauer’s $770 million sale to Fortive*

•	Investcorp’s €605 million sale of Esmalglass to Lone Star Funds*

•	AviAlliance in the €600 million 20-year extension of the Athens International Airport Concession Agreement

•	Accella Performance Materials’ $670 million sale to Carlisle Companies

•	NYX Gaming Group’s CAD 775 million sale to Scientific Games

•	SciClone Pharmaceuticals’ $605 million sale to a consortium led by GL Capital*

•	Melita’s €506 million merger with Vodafone Malta

•	Areva on its reorganization and recapitalization plan, including the creation of NewCo, the de-listing of Areva SA and certain asset disposals

•	AkzoNobel on the separation of its Specialty Chemicals business

•	Anheuser-Busch InBev’s combination of its Russia and Ukraine businesses with those of Anadolu Efes

•	IPFS’s acquisition of Premium Assignment Corporation from SunTrust

•	Quala’s sale of its personal care and home care brands to Unilever

•	The Ferrero Group’s acquisition of Ferrara Candy Company

•	CDPQ and Ardian’s acquisition of a significant interest in Alvest

•	The Carlyle Group’s acquisition of ADB SAFEGATE*

•	IK Investment Partners’ sale of Schenck Process to Blackstone

•	KKR Credit’s sale of its shareholding in URSA to Xella International

•	ITS ConGlobal on its sale to AMP Capital*

*	Transaction completed since September 30, 2017

Capital Advisory

Among the publicly announced Capital Advisory transactions or assignments on which Lazard advised during or since the third quarter of 2017 were the following:

•	Banca Monte dei Paschi di Siena’s precautionary recapitalization through an €8.1 billion capital increase and €5.5 billion disposal of a bad loan portfolio with a total GBV of €26 billion

•	Terveystalo on its €762 million initial public offering

•	Goldman Sachs Merchant Banking Division on the DKK 4.3 billion secondary disposal of a stake in Dong Energy

•	Interconnector Italia on the €415 million Italy-France Interconnector project financing

•	Non-Standard Finance on its £260 million acquisition financing

•	InfoTrack on its inaugural ratings and an institutional AUD 350 million term loan

•	Via Transportation in its fund raise and strategic investment from Daimler

Sovereign Advisory

Among the publicly announced Sovereign Advisory assignments on which Lazard advised during or since the third quarter of 2017 were the following:

•	The OJSC International Bank of Azerbaijan

•	Southern Gas Corridor CJSC of Azerbaijan

•	Altiplano (Bolivia)

•	The Democratic Republic of the Congo

•	The Republic of the Congo

•	The Republic of Croatia

•	Compania Nacional de Telecomunicacion (The Republic of Ecuador)

•	Refineria del Pacifico (The Republic of Ecuador)

•	The Federal Democratic Republic of Ethiopia

•	The Gabonese Republic

•	Sotrader (joint venture between the government of Gabon and Olam International)

•	The Hellenic Republic

•	The Hashemite Kingdom of Jordan

•	airBaltic (majority owned by the government of Latvia)

•	SNIM (The Islamic Republic of Mauritania)

•	The Republic of Mozambique

•	The Republic of Serbia

•	Ukraine and certain sub-sovereign entities

•	NJSC Naftogaz of Ukraine

•	The Republic of Zimbabwe

Restructuring and Debt Advisory Assignments

Restructuring and debtor or creditor advisory assignments completed during the third quarter of 2017 on which Lazard advised include: Gymboree and Paragon Offshore in connection with their Chapter 11 bankruptcy restructurings; J.Crew with its debt exchange; and bondholders of Boart Longyear and lenders to Jack Wolfskin on each company’s restructuring.

Notable ongoing restructuring and debtor or creditor advisory assignments on which Lazard advised during or since the third quarter of 2017 include: Breitburn Energy Partners, CGG, GST Autoleather, Seadrill, SunEdison, Takata, and Toys “R” Us in connection with their Chapter 11 or similar bankruptcy restructurings; Nine West and Sorgenia in connection with their debt restructurings; lenders to Danaos on the company’s restructuring; and Etihad Airways on strategic options in relation to Air Berlin.

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LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. GAAP)

	Three Months Ended			% Change From
	September 30,	June 30,	September 30,	June 30,	September 30,
($ in thousands, except per share data)	2017	2017	2016	2017	2016
Total revenue	$638,131	$729,946	$621,102	(13%)	3%
Interest expense	($13,272)	(12,766)	(12,194)

Net revenue	624,859	717,180	608,908	(13%)	3%
Operating expenses:
Compensation and benefits	361,787	414,612	353,756	(13%)	2%
Occupancy and equipment	29,156	30,828	26,973
Marketing and business development	19,798	24,027	16,927
Technology and information services	31,373	32,032	24,179
Professional services	11,005	11,234	10,870
Fund administration and outsourced services	18,325	18,338	17,097
Amortization and other acquisition-related costs	172	1,257	863
Other	9,031	12,351	9,251

Subtotal	118,860	130,067	106,160	(9%)	12%

Operating expenses	480,647	544,679	459,916	(12%)	5%

Operating income	144,212	172,501	148,992	(16%)	(3%)
Provision for income taxes	32,742	51,600	36,374	(37%)	(10%)

Net income	111,470	120,901	112,618	(8%)	(1%)
Net income attributable to noncontrolling interests	2,260	523	82

Net income attributable to Lazard Ltd	$109,210	$120,378	$112,536	(9%)	(3%)

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	121,243,598	122,368,150	124,408,884	(1%)	(3%)
Diluted	132,393,664	132,139,616	132,320,855	0%	0%
Net income per share:
Basic	$0.90	$0.98	$0.90	(8%)	(0%)
Diluted	$0.82	$0.91	$0.85	(10%)	(4%)

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. GAAP)

	Nine Months Ended
($ in thousands, except per share data)	September 30, 2017	September 30, 2016	% Change
Total revenue	$2,005,497	$1,677,860	20%
Interest expense	(39,994)	(36,054)

Net revenue	1,965,503	1,641,806	20%
Operating expenses:
Compensation and benefits	1,138,200	959,276	19%
Occupancy and equipment	87,468	81,143
Marketing and business development	63,577	60,492
Technology and information services	87,429	71,406
Professional services	33,701	31,877
Fund administration and outsourced services	52,576	46,427
Amortization and other acquisition-related costs	5,003	1,837
Other	30,639	28,743

Subtotal	360,393	321,925	12%

Operating expenses	1,498,593	1,281,201	17%

Operating income	466,910	360,605	29%
Provision for income taxes	124,109	95,900	29%

Net income	342,801	264,705	30%
Net income attributable to noncontrolling interests	5,660	4,989

Net income attributable to Lazard Ltd	$337,141	$259,716	30%

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	122,142,303	125,303,758	(3%)
Diluted	132,407,551	132,517,887	(0%)
Net income per share:
Basic	$2.76	$2.07	33%
Diluted	$2.55	$1.96	30%

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED

STATEMENT OF FINANCIAL CONDITION

(U.S. GAAP)

	September 30,	December 31,
($ in thousands)	2017	2016
ASSETS
Cash and cash equivalents	$1,254,010	$1,158,785
Deposits with banks and short-term investments	652,484	419,668
Cash deposited with clearing organizations and other segregated cash	35,369	29,030
Receivables	551,888	638,282
Investments	426,948	459,422
Goodwill and other intangible assets	392,068	382,024
Deferred tax assets	1,099,870	1,075,777
Other assets	423,751	393,520

Total Assets	$4,836,388	$4,556,508

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Deposits and other customer payables	$702,014	$472,283
Accrued compensation and benefits	490,844	541,588
Senior debt	1,189,936	1,188,600
Tax receivable agreement obligation	512,821	513,610
Other liabilities	572,298	546,614

Total liabilities	3,467,913	3,262,695
Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $.01 per share	—	—
Common stock, par value $.01 per share	1,298	1,298
Additional paid-in capital	732,981	688,231
Retained earnings	1,219,303	1,134,186
Accumulated other comprehensive loss, net of tax	(261,673)	(314,222)

Subtotal	1,691,909	1,509,493
Class A common stock held by subsidiaries, at cost	(384,067)	(273,506)

Total Lazard Ltd stockholders’ equity	1,307,842	1,235,987
Noncontrolling interests	60,633	57,826

Total stockholders’ equity	1,368,475	1,293,813

Total liabilities and stockholders’ equity	$4,836,388	$4,556,508

LAZARD LTD

SELECTED SUMMARY FINANCIAL INFORMATION (a)

(Non-GAAP - unaudited)

	Three Months Ended			% Change From
($ in thousands, except per share data)	September 30, 2017	June 30, 2017	September 30, 2016	June 30, 2017	September 30, 2016
Revenues:
Financial Advisory	$305,890	$410,882	$343,490	(26%)	(11%)
Asset Management	315,470	306,796	265,066	3%	19%
Corporate	5,965	2,483	2,212	NM	NM

Operating revenue (b)	$627,325	$720,161	$610,768	(13%)	3%

Expenses:
Adjusted compensation and benefits expense (c)	$354,439	$406,891	$345,084	(13%)	3%

Ratio of adjusted compensation to operating revenue	56.5%	56.5%	56.5%
Non-compensation expense (d)	$110,507	$116,111	$104,832	(5%)	5%

Ratio of non-compensation to operating revenue	17.6%	16.1%	17.2%
Earnings:
Earnings from operations (e)	$162,379	$197,159	$160,852	(18%)	1%

Operating margin (f)	25.9%	27.4%	26.3%
Adjusted net income (g)	$112,433	$129,840	$112,536	(13%)	(0%)

Diluted adjusted net income per share	$0.85	$0.98	$0.85	(13%)	(0%)

Diluted weighted average shares	132,393,664	132,139,616	132,320,855	0%	0%
Effective tax rate (h)	24.6%	29.6%	24.4%

This presentation includes non-U.S. GAAP (“non-GAAP”) measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

SELECTED SUMMARY FINANCIAL INFORMATION (a)

(Non-GAAP - unaudited)

	Nine Months Ended
($ in thousands, except per share data)	September 30, 2017	September 30, 2016	% Change
Revenues:
Financial Advisory	1,052,584	896,471	17%
Asset Management	900,694	755,346	19%
Corporate	18,642	7,324	NM

Operating revenue (b)	$1,971,920	$1,659,141	19%

Expenses:
Adjusted compensation and benefits expense (c)	$1,114,135	$949,460	17%

Ratio of adjusted compensation to operating revenue	56.5%	57.2%
Non-compensation expense (d)	$334,088	$318,588	5%

Ratio of non-compensation to operating revenue	16.9%	19.2%
Earnings:
Earnings from operations (e)	$523,697	$391,093	34%

Operating margin (f)	26.6%	23.6%
Adjusted net income (g)	$352,414	$259,716	36%

Diluted adjusted net income per share	$2.66	$1.96	36%

Diluted weighted average shares	132,407,551	132,517,887	(0%)
Effective tax rate (h)	27.2%	27.0%

This presentation includes non-U.S. GAAP (“non-GAAP”) measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

ASSETS UNDER MANAGEMENT (“AUM”)

(unaudited)

($ in millions)

	As of			Variance
	September 30,	June 30,	December 31,
	2017	2017	2016	Qtr to Qtr	YTD
Equity:
Emerging Markets	$49,548	$48,115	$41,363	3.0%	19.8%
Global	40,505	37,012	30,567	9.4%	32.5%
Local	40,761	39,034	36,243	4.4%	12.5%
Multi-Regional	67,707	63,930	54,668	5.9%	23.9%

Total Equity	198,521	188,091	162,841	5.5%	21.9%
Fixed Income:
Emerging Markets	17,243	16,330	15,580	5.6%	10.7%
Global	4,213	3,860	3,483	9.1%	21.0%
Local	4,447	4,391	4,245	1.3%	4.8%
Multi-Regional	9,134	8,584	7,847	6.4%	16.4%

Total Fixed Income	35,037	33,165	31,155	5.6%	12.5%
Alternative Investments	2,668	2,621	2,422	1.8%	10.2%
Private Equity	1,475	1,447	1,253	1.9%	17.7%
Cash Management	424	437	239	(3.0%)	77.4%

Total AUM	$238,125	$225,761	$197,910	5.5%	20.3%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
AUM—Beginning of Period	$225,761	$191,865	$197,910	$186,380
Net Flows	15	2,773	2,953	2,865
Market and foreign exchange appreciation (depreciation)	12,349	10,802	37,262	16,195

AUM—End of Period	$238,125	$205,440	$238,125	$205,440

Average AUM	$233,808	$201,028	$220,840	$192,989

% Change in average AUM	16.3%		14.4%

Note: Average AUM generally represents the average of the monthly ending AUM balances for the period.

LAZARD LTD

RECONCILIATION OF U.S. GAAP TO SELECTED SUMMARY FINANCIAL INFORMATION (a)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
($ in thousands, except per share data)	2017	2017	2016	2017	2016
Operating Revenue
Net revenue—U.S. GAAP Basis	$624,859	$717,180	$608,908	$1,965,503	$1,641,806
Adjustments:
Revenue related to noncontrolling interests (i)	(5,039)	(3,098)	(2,661)	(13,079)	(12,271)
(Gains) losses related to Lazard Fund Interests (“LFI”) and other similar arrangements	(4,875)	(5,753)	(6,909)	(17,981)	(4,707)
Interest expense	12,380	11,832	11,430	37,477	34,313

Operating revenue, as adjusted (b)	$627,325	$720,161	$610,768	$1,971,920	$1,659,141

Compensation and Benefits Expense
Compensation and benefits expense—U.S. GAAP Basis	$361,787	$414,612	$353,756	$1,138,200	$959,276
Adjustments:
(Charges) credits pertaining to LFI and other similar arrangements	(4,875)	(5,753)	(6,909)	(17,981)	(4,707)
Compensation related to noncontrolling interests (i)	(2,473)	(1,968)	(1,763)	(6,084)	(5,109)

Compensation and benefits expense, as adjusted (c)	$354,439	$406,891	$345,084	$1,114,135	$949,460

Non-Compensation Expense
Non-compensation expense—Subtotal—U.S. GAAP Basis	$118,860	$130,067	$106,160	$360,393	$321,925
Adjustments:
Expenses associated with ERP system implementation (j)	(6,530)	(8,861)	—	(15,391)	—
Expenses related to office space reorganization (k)	(1,412)	(3,161)	—	(4,573)	—
Amortization and other acquisition-related costs (l)	(172)	(1,257)	(863)	(5,003)	(1,837)
Non-compensation expense related to noncontrolling interests (i)	(239)	(677)	(465)	(1,338)	(1,500)

Non-compensation expense, as adjusted (d)	$110,507	$116,111	$104,832	$334,088	$318,588

Pre-Tax Income and Earnings From Operations
Operating Income (loss)—U.S. GAAP Basis	$144,212	$172,501	$148,992	$466,910	$360,605
Adjustments:
Expenses associated with ERP system implementation (j)	6,530	8,861	—	15,391	—
Expenses related to office space reorganization (k)	1,412	3,161	—	4,573	—
Acquisition-related costs/(benefits) (l)	(612)	435	—	2,568	—
Net income related to noncontrolling interests (i)	(2,330)	(454)	(82)	(5,661)	(4,989)

Pre-tax income, as adjusted	149,212	184,504	148,910	483,781	355,616
Interest expense	12,380	11,832	11,430	37,477	34,313
Amortization (LAZ only)	787	823	512	2,439	1,164

Earnings from operations, as adjusted (e)	$162,379	$197,159	$160,852	$523,697	$391,093

Net Income attributable to Lazard Ltd
Net income attributable to Lazard Ltd—U.S. GAAP Basis	$109,210	$120,378	$112,536	$337,141	$259,716
Adjustments:
Expenses associated with ERP system implementation (j)	6,530	8,861	—	15,391	—
Expenses related to office space reorganization (k)	1,412	3,161	—	4,573	—
Acquisition-related costs (l)	(612)	435	—	2,568	—
Tax benefit allocated to adjustments	(4,107)	(2,995)	—	(7,259)	—

Net income, as adjusted (g)	$112,433	$129,840	$112,536	$352,414	$259,716

Diluted net income per share:
U.S. GAAP Basis	$0.82	$0.91	$0.85	$2.55	$1.96
Non-GAAP Basis, as adjusted	$0.85	$0.98	$0.85	$2.66	$1.96

This presentation includes non-U.S. GAAP (“non-GAAP”) measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to comparable U.S. GAAP measures, see Notes to Financial Schedules.

LAZARD LTD

Notes to Financial Schedules

(a)	Selected Summary Financial Information are non-U.S. GAAP (“non-GAAP”) measures. Lazard believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.
(b)	A non-GAAP measure which excludes (i) revenue related to non-controlling interests (see (i) below), (ii) (gains)/losses related to the changes in the fair value of investments held in connection with Lazard Fund Interests and other similar deferred compensation arrangements for which a corresponding equal amount is excluded from compensation & benefits expense, and (iii) interest expense primarily related to corporate financing activities.
(c)	A non-GAAP measure which excludes (i) (charges)/credits related to the changes in the fair value of the compensation liability recorded in connection with Lazard Fund Interests and other similar deferred compensation arrangements, and (ii) compensation and benefits related to noncontrolling interests (see (i) below).
(d)	A non-GAAP measure which excludes (i) for the three and nine month periods ended September 30, 2017 and for the three month period ended June 30, 2017, expenses associated with ERP system implementation (see (j) below), (ii) for the three and nine month periods ended September 30, 2017 and for the three month period ended June 30, 2017, expenses related to office space reorganization (see (k) below), (iii) amortization and other acquisition-related costs (see (l) below), and (iv) expenses related to noncontrolling interests (see (i) below).
(e)	A non-GAAP measure which excludes (i) for the three and nine month periods ended September 30, 2017 and for the three month period ended June 30, 2017, expenses associated with ERP system implementation (see (j) below), (ii) for the three and nine month periods ended September 30, 2017 and for the three month period ended June 30, 2017, expenses related to office space reorganization (see (k) below), (iii) amortization and other acquisition-related costs, (iv) revenue and expenses related to noncontrolling interests (see (i) below), and (v) interest expense primarily related to corporate financing activities.
(f)	Represents earnings from operations as a percentage of operating revenue, and is a non-GAAP measure.
(g)	A non-GAAP measure which excludes (i) for the three and nine month periods ended September 30, 2017 and for the three month period ended June 30, 2017, expenses associated with ERP system implementation, net of tax benefits (see (j) below), (ii) for the three and nine month periods ended September 30, 2017 and for the three month period ended June 30, 2017, expenses related to office space reorganization, net of tax benefits (see (k) below), and (iii) for the three and nine month periods ended September 30, 2017 and for the three month period ended June 30, 2017, amortization and other acquisition-related costs, net of tax benefits (see (l) below).
(h)	Effective tax rate is a non-GAAP measure based upon the U.S. GAAP rate with adjustments for the tax applicable to the non-GAAP adjustments to operating income, generally based upon the effective marginal tax rate in the applicable jurisdiction of the adjustments. The computation is based on a quotient, the numerator of which is the provision for income taxes of $36,779, $54,664, and $36,374 for the three month periods ended September 30, 2017, June 30, 2017, and September 30, 2016, respectively, $131,367 and $95,900 for the nine month periods ended September 30, 2017 and 2016, respectively, and the denominator of which is pre-tax income of $149,212, $184,504, and $148,910 for the three month periods ended September 30, 2017, June 30, 2017, and September 30, 2016, respectively, $483,781 and $355,616 for the nine month periods ended September 30, 2017 and 2016 respectively.
(i)	Noncontrolling interests include revenue and expenses principally related to Edgewater, and is a non-GAAP measure.
(j)	Represents expenses associated with Enterprise Resource Planning (ERP) system implementation.
(k)	Represents incremental rent expense and lease abandonment costs related to office space reorganization.
(l)	Represents the change in fair value of the contingent consideration associated with certain business acquisitions.

NM Not meaningful